UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2024

Cosmos Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55793	90-1177460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37th Floor, Singapore Land Tower 50 Raffles Place Singapore	048623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +65 6829 7017

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item – 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2024, Cosmos Group Holdings Inc. (the “Issuer”) has decided to terminate the previous plan to increase the Company’s authorized capital from 5,030,000,000 to 505,030,000,000 shares. The Company’s authorized capital will remain at 5,030,000,000 shares, with no amendment has made to the Articles of Incorporation.

The Company is withdrawing from the Form DEF 14C which was filed on May 24, 2024 for the above mentioned terminated plan to increase of authorized capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosmos Group Holdings, Inc.

Date: July 29, 2024	By:	/s/ Man Chung Chan
Chief Executive Officer

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